EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 17, 2011, with respect to the consolidated balance sheet of NorthStar Senior Care Trust, Inc. contained in Amendment No. 2 to the Registration Statement and Preliminary Prospectus (File No. 333-170802). We consent to the use of the aforementioned report in this Registration Statement and Preliminary Prospectus on Form S-11, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

New York, New York
August 23, 2011